UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 7, 2020 (May 1, 2020)

DEAN FOODS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 North Haskell Ave., Suite 3400 Dallas, TX	75204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 12, 2019, Dean Foods Company, a company organized under the laws of the State of Delaware (the “Company”), and certain of its subsidiaries (together with the Company, the “Debtors”) each filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered under the caption In re Southern Foods Groups, LLC, et al., Case No. 19-36313 DRJ (jointly administered) (the “Chapter 11 Cases”).

After an exhaustive marketing and sale process, the Bankruptcy Court approved seven sale transactions (the “Sale Transactions”) with six different buyers for substantially all of the Debtors’ assets. The Sale Transactions included sales with and for the following: Dairy Farmers of America Inc. (“DFA”), acquiring 44 plants; Prairie Farms Dairy, Inc. acquiring eight plants; Mana Saves McArthur, LLC acquiring the Miami, Florida plant; Producers Dairy Foods, Inc. acquiring the Reno, Nevada plant and the “Berkeley Farms” trademark and related intellectual property; Harmoni, Inc. acquiring all assets, rights, and properties in connection with the “Uncle Matt’s Organic” branded juice products and popsicles; and MGD Acquisition, LLC acquiring the Hilo facility and related distribution branches on the Big Island, Kauai and Maui as well as the use of the Meadow Gold Hawaii brand name. The Debtors closed all of the Sale Transactions between April 30, 2020 and May 5, 2020 for an aggregate sales price of approximately $545 million, which includes approximately $104.7 million in cure cost obligations assumed by DFA, plus certain other liabilities assumed by purchasers in the respective Sale Transactions.

Following consummation of the Sale Transactions, the Company is formulating a Chapter 11 plan of liquidation to be submitted for Bankruptcy Court approval, pursuant to which the Company anticipates that all outstanding shares of its common stock will be cancelled with shareholders receiving no distributions thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Sale Transactions, between May 1, 2020 and May 6, 2020 each of Janet Hill, J. Wayne Mailloux, Helen McCluskey, John R. Muse and B. Craig Owens resigned from the board of directors (the “Board”) of the Company and any committees of the Board on which they served and each of Eric Beringause, David Bernard, Thomas N. Murray, Brian K. Riley, Kristy N. Waterman and Gregory Wolljung resigned from their respective senior management positions with the Company and its subsidiaries. After giving effect to the foregoing resignations, the remaining members of the Board are Chairman Jim L. Turner and Eric Beringause and the remaining members of the Company’s executive management team are Gary W. Rahlfs, Chief Financial Officer and Senior Vice President and Jeff Dawson, Chief Accounting Officer and Senior Vice President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020

DEAN FOODS COMPANY

By:	/s/ Gary W. Rahlfs
Gary W. Rahlfs
Chief Financial Officer and Senior Vice President